UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2003

MERITAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On December 18, 2003 we entered into a definitive agreement to purchase the homebuilding assets of Orange County-based Citation Homes of Southern California, a privately held builder of quality single-family homes. The acquisition is expected to close in early January 2004 and is subject to the satisfaction of certain conditions. Citation closed 149 homes in 2002 at an average selling price of approximately $262,000, resulting in homebuilding revenue of $39.0 million.

     A copy of our press release announcing the acquisition of Citation, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 22, 2003

MERITAGE CORPORATION

/s/ Larry W. Seay

Larry W. Seay Chief Financial Officer and Vice President — Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release